Exhibit 8.1

September 5, 2024

Independence Realty Trust, Inc.
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:
We have acted as counsel to Independence Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the offer and sale to the underwriters of 11,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) (including 1,500,000 shares issued pursuant to the option to purchase additional shares of Common Stock) pursuant to the terms of (i) an Underwriting Agreement, dated September 3, 2024, by and among the Company, Independence Realty Operating Partnership, L.P. (the “Operating Partnership”), Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as representatives for the several underwriters named therein (the “Underwriters”), and Citigroup Global Markets Inc. in its capacity as agent (in such agency capacity, the “Forward Seller”) for Citibank, N.A., as forward counterparty (the “Forward Counterparty”) and the Forward Counterparty (the “Underwriting Agreement”), (ii) the forward sale agreement (the “Initial Forward Agreement”), dated September 3, 2024, by and among the Company, the Forward Seller and the Forward Counterparty and (iii) the additional forward sale agreement, dated September 4, 2024, by and among the Company, the Forward Seller and the Forward Counterparty (the “Additional Forward Agreement,” together with the Initial Forward Agreement, the “Forward Agreements”), subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Agreements), as more fully described in the Company’s prospectus supplement dated September 3, 2024 (the “Prospectus Supplement”), and the accompanying prospectus, dated June 14, 2023 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), each of which forms a part of the Company’s effective Registration Statement on Form S-3 (File No. 333-272640) (the

Independence Realty Trust, Inc.
September 5, 2024

“Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
The opinions expressed herein are based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.
In rendering the opinions expressed herein, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including but not limited to the Registration Statement (including the Prospectus) and the discussion under the caption “Material United States Federal Income Tax Considerations” contained in Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission on February 28, 2024 and is incorporated by reference into the Prospectus Supplement (the “Tax Disclosure”).
In rendering the opinions expressed herein, we have relied upon written representations as to factual matters of the Company contained in a letter to us dated September 5, 2024 regarding its consolidated assets, operations and activities (the “Management Representation Letter”). We have not made an independent investigation or audit of the facts set forth in the Management Representation Letter or in any other document. We consequently have relied upon the accuracy of the representations as to factual matters in the Management Representation Letter. After inquiry, we are not aware of any facts or circumstances contrary to, or inconsistent with, the representations that we have relied upon or the other assumptions set forth herein. Our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, the Operating Partnership or any other person.
We have assumed, with your consent, that, insofar as relevant to the opinions expressed herein:

Independence Realty Trust, Inc.
September 5, 2024

(1)	the Company has been and will be operated in the manner described in the Management Representation Letter and the Registration Statement (including in the documents incorporated therein by reference);

(2)	all of the obligations imposed by the documents that we reviewed have been and will continue to be performed or satisfied in accordance with their terms; and all of such documents have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine;

(3)	all representations made in the Management Representation Letter (and other factual information provided to us) are true, correct and complete and will continue to be true, correct and complete, and any representation or statement made in the Management Representation Letter “to the best of knowledge,” “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

(4)	all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.
Based upon, and subject to, the foregoing and the discussion below, we are of the opinion that:
1. Commencing with its taxable year ended December 31, 2011, the Company has, since the effective date of its REIT election, been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and the Company’s current and intended method of operation will enable it to continue to qualify for taxation as a REIT.
2. The Tax Disclosure, to the extent that it describes provisions of federal income tax law and regulations or legal conclusions with respect thereto, is correct in all material respects.
The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We assume no obligation to advise you of any changes in our opinion subsequent to the date of this letter. The Company’s qualification for taxation as a REIT depends upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the requirements of the Code, including the requirements with regard to the sources of its gross income, the composition of its assets, the level of its distributions to shareholders and the diversity of its share ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

Independence Realty Trust, Inc.
September 5, 2024

This opinion letter has been prepared for your use in connection with the filing of the Prospectus Supplement, including submission to the Securities and Exchange Commission as an exhibit to a current report filed on Form 8-K (the “Form 8-K”), to be filed by Company with the Securities and Exchange Commission on or about the date hereof, and speaks as of the date hereof. We do not purport to express any opinion herein concerning any law other than the federal income tax law of the United States. We consent to the filing of this legal opinion as an exhibit to the Form 8-K and to the use of the name of our firm therein and under the section “Legal Matters” in the Registration Statement, including the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,

/s/ TROUTMAN PEPPER HAMILTON SANDERS LLP

TROUTMAN PEPPER HAMILTON SANDERS LLP